UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2018

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.405 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(1) of the Exchange Act.  ☐

Item 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 17, 2018, Sunstone Hotel Investors, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) among the Company, Sunstone Hotel Partnership, LLC, Wells Fargo Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, U.S. Bank National Association and certain other lenders named therein. The Amended Credit Agreement provides for a $500 million unsecured revolving credit facility. Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated, JPMorgan Chase Bank, N.A., PNC Capital Markets, LLC and U.S. Bank National Association are joint lead arrangers,  Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and JPMorgan Chase Bank, N.A. are joint bookrunners, Bank of America, N.A. and JPMorgan Chase Bank, N.A. are syndications agents and Citibank, N.A., PNC Bank, National Association and U.S. Bank National Association are documentation agents of the Amended Credit Agreement. The Company’s operating partnership, Sunstone Hotel Partnership, LLC, is the borrower under the Amended Credit Agreement and certain of the Company’s subsidiaries guarantee its obligations under the Amended Credit Agreement.

The Amended Credit Agreement matures on April 14, 2023. The Company may extend the maturity date of the Amended Credit Agreement, exercisable two times, by six (6) months for each extension, to April 2024, upon the payment of applicable fees and satisfaction of certain customary conditions. The Company also has the right to increase the revolving portion of the Amended Credit Agreement, or to add term loans, in an amount up to $115 million, for an aggregate facility of $800 million, in the case of each such increase, from lenders that are willing at such time to provide such increase or such term loans.

Additionally, the Company modified the terms of its existing $85 million unsecured term loan due September 2022 and recast its $100 million unsecured term loan due January 2023 (collectively, the “Amended Term Loans”) which resulted in a reduction in the annual interest expense for the loans.

Interest is paid on the periodic advances under the Amended Credit Agreement and amounts outstanding under the Amended Term Loans at varying rates, based upon LIBOR plus an applicable margin. The applicable margin is based upon the Company’s ratio of net indebtedness to EBITDA, as follows:

Level	Leverage Ratio	Applicable Margin for Revolving Loans that are LIBOR Loans	Applicable Margin for Revolving Loans that are Base Rate Loans	Applicable Margin for Term Loans that are LIBOR Loans	Applicable Margin for Term Loans that are Base Rate Loans
1	Less than 3.00 to 1.00	1.40%	0.40%	1.35%	0.35%
2	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	1.45%	0.45%	1.40%	0.40%
3	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	1.50%	0.50%	1.45%	0.45%
4	Greater than or equal to 4.00 to 1.00 but less than 5.00 to 1.00	1.60%	0.60%	1.55%	0.55%
5	Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00	1.80%	0.80%	1.75%	0.75%
6	Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00	1.95%	0.95%	1.85%	0.85%
7	Greater than or equal to 6.00 to 1.00	2.25%	1.25%	2.20%	1.20%

In addition to the interest payable on amounts outstanding under the Amended Credit Agreement and the Amended Term Loans, the Company is required to pay an amount equal to 0.20% of the unused portion of the Amended Credit Agreement if the average unused amount of the Amended Credit Agreement is less than or equal to 50%, and 0.25% if the average unused amount of the Amended Credit Agreement is greater than 50%.

The Amended Credit Agreement and Amended Term Loans contain various corporate financial covenants. A summary of the most restrictive covenants is as follows:

Covenant
Maximum leverage ratio	6.50:1.00
Minimum fixed charge coverage ratio	1.50:1.00
Minimum tangible net worth	$2.48 billion
Secured Indebtedness	Less than 45% of Total Asset Value

The Amended Credit Agreement and Amended Term Loans require the Company to maintain a designated pool of unencumbered borrowing base properties. The unencumbered borrowing base must be a minimum of seven (7) properties with an unencumbered borrowing base asset value, as defined, of not less than $500 million.

The Amended Credit Agreement and Amended Term Loans contain representations, financial and other affirmative and negative covenants, events of default and remedies typical for this type of facility.

The foregoing description of the Amended Credit Agreement and Amended Term Loans is qualified in its entirety by the full terms and conditions of the Amended and Restated Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01REGULATION FD DISCLOSURE.

On October 18, 2018, the Company issued a press release announcing the closing of the Amended and Restated Credit Agreement. A copy of that press release is furnished as Exhibit 99.1 to this report. The press release has also been posted in the investor relations/presentations section of the Company’s website at www.sunstonehotels.com.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01 FINANCIAL  STATEMENTS AND  EXHIBITS.

(d) The following exhibits are furnished herewith:

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated October 17, 2018.
99.1	Press Release, dated October 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: October 19, 2018	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer